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                  NATIONAL HOUSING PARTNERSHIP REALTY FUND TWO
                           C/O THE ALTMAN GROUP, INC.
                           1200 WALL STREET, 3RD FLOOR
                           LYNDHURST, NEW JERSEY 07071

                                January 13, 2006


Dear Limited Partner:

         We have previously submitted to you a consent solicitation regarding National Housing Partnership Realty Fund Two, a Maryland limited partnership (the "Partnership"). We wish to inform you that we have received the necessary consents for the two proposed amendments to the agreement of limited partnership of the Partnership (the "Partnership Agreement") to (i) extend the term of the Partnership from December 31, 2005 to December 31, 2006 and (ii) permit sales of the Partnership's property or the property of the Partnership's operating partnerships to The National Housing Partnership, the Partnership's general partner, or its affiliates (together, the "Amendments") and we thank you for your support. Pursuant to the terms described in the Consent Solicitation Statement, dated November 22, 2005, as supplemented (the "Consent Solicitation Statement"), the final item for which we are still seeking your consent is:

         o the proposed sale by one of the Partnership's operating partnerships of San Juan del Centro, a 150-unit apartment complex located in Boulder, Colorado to AIMCO Equity Services, Inc., or its permitted successors and assigns, an affiliate of the general partner.

         By letter dated December 30, 2005 the General Partner of the Partnership elected to extend the period for the consent solicitation you previously received to January 13, 2006. While we now have the requisite consent for the Amendments, we are further extending our consent solicitation relating to the above proposal, as otherwise described in the Consent Solicitation Statement, to MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 27, 2006.

         As of the close of business on January 12, 2006, based on information provided by the Solicitation Agent for the solicitation, approximately 6,800.50 units have consented to the proposed sale of the property described above,
838.00 units have withheld consent to the sale and 395.50 units have abstained.

         YOUR VOTE IS IMPORTANT. Please complete, date and sign the enclosed Consent in accordance with its instructions and return it by facsimile or in the enclosed pre-addressed, postage-paid envelope as soon as possible.

         We want to also remind you that any Limited Partner who has delivered a Consent Form to the Solicitation Agent relating to the final proposal may revoke such Consent Form with respect to the final proposal by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date and pursuant to the instructions set forth in the Consent Solicitation Statement. Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at its address set forth on the following page.


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                                VERY TRULY YOURS,

                        THE NATIONAL HOUSING PARTNERSHIP


                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.


         By Mail:                  By Overnight Courier:                By Hand:
1200 Wall Street, 3rd Floor    1200 Wall Street, 3rd Floor    1200 Wall Street, 3rd Floor
Lyndhurst, New Jersey 07071    Lyndhurst, New Jersey 07071    Lyndhurst, New Jersey 07071
      (800) 217-9608                  (800) 217-9608                 (800) 217-9608


                By Facsimile:                       For Information please call:

               (201) 460-0050                         TOLL FREE (800) 217-9608

                  NATIONAL HOUSING PARTNERSHIP REALTY FUND TWO
                           C/O THE ALTMAN GROUP, INC.
                           1200 WALL STREET, 3RD FLOOR
                           LYNDHURST, NEW JERSEY 07071


                           CONSENT OF LIMITED PARTNER


         The undersigned, a limited partner of National Housing Partnership Realty Fund Two, a Maryland limited partnership (the "Partnership"), and the holder of units of limited partnership interest in the Partnership, acting with respect to all of the units owned by the undersigned, hereby:

               [__] CONSENTS [___] WITHHOLDS CONSENT [__] ABSTAINS

with respect to the sale by the Local Partnership of its sole apartment complex known as San Juan del Centro, located in Boulder, Colorado, as described in the Consent Solicitation Statement, dated November 22, 2005, as supplemented (the "Consent Solicitation Statement").

         THIS CONSENT IS BEING FURNISHED BY THE NATIONAL HOUSING PARTNERSHIP, THE GENERAL PARTNER OF THE PARTNERSHIP. IF NO ELECTION IS SPECIFIED WITH RESPECT TO THE PROPOSAL, AN OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE PROPOSAL.

         The undersigned hereby acknowledges receipt of the Consent Solicitation Statement. Capitalized terms used in this Consent Form and not defined herein have the meanings set forth in the Consent Solicitation Statement.

         A fully completed, signed and dated copy of this Consent Form should be sent to The Altman Group, Inc., by mail at 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071, or by fax at (201) 460-0050, no later than midnight, New York City time, on January 27, 2006, unless the Expiration Date is further extended by the General Partner.



Dated:                                       By:
      --------------------------------          --------------------------------

                                             -----------------------------------
                                             Please Print Name

Please sign exactly as you hold your units. When signing as an attorney-in-fact, executor, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.